SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2001

                                  MAGICINC.COM
        (Exact name of small business issuer as specified in its charter)

                                    000-29921
                             Commission file number

           Delaware                                        65-0494581
   (State of incorporation)                 (IRS Employer Identification Number)

                            530 North Federal Highway
                         Fort Lauderdale, Florida 33301
                     (Address of principal executive office)

                                 (954) 764-0579
                           (Issuer's telephone number)

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Item 5. Other Events

A.       Amendment of Certificate of Designations to Increase Series A Preferred
         Stock

         On October 1, 2001, the board of directors of Magicinc.com (the "Corporation"), pursuant to authority vested in it by Article Fourth of the Corporation's certificate of incorporation, increased, by 2,500,000 shares, the shares of designated Series A Preferred Stock par value $.0001 per share, from 3,076,923 shares to 5,576,923. Each share of this series of preferred stock is convertible into one share of Common Stock and is identical to the Common Stock except for voting powers. Each share of the Series A Preferred Stock entitles the holder to four votes per share. The shareholder of 100% of the outstanding Series A Preferred Stock, Mr. Gordon Scott Venters, consented to the increase in the number of shares of Series A Preferred Stock.

B.       Sale of Series A Preferred Stock

         The board of directors then issued to Gordon Scott Venters, the Corporation's president and chief executive officer, all 2,500,000 shares of the newly authorized Series A Preferred Stock in exchange for the elimination of $50,000 of debt owed to Mr. Venters. The issuance was made in reliance on
Section 4(2) of the Securities Act of 1933 and Mr. Venters represented to the Corporation that the securities were being acquired for investment purposes. The shares of Series A Preferred Stock were valued at $0.02 per share, which was in excess of the average price of the Common Stock on September 28, 2001. Mr. Gordon Scott Venters, although present at the board meeting, did not take part in the vote upon the resolution regarding the issuance of the newly authorized shares of Series A Preferred Stock.

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

C.       Sale of Common Stock

         The board of directors then sold an additional 10,000,000 shares of its Common Stock to an existing shareholder, Dr. Harold K. Terry, for $200,000 or $0.02 per share. The issuance was made in reliance on Section 4(2) of the Securities Act of 1933. Dr. Terry represented to the Corporation that the securities were being acquired for investment purposes. The shares of Series A Preferred Stock were valued at $0.02 per share, which was in excess of the average price of the Common Stock on September 28, 2001.

D.       Reverse Stock Split

         The board of directors approved an Amendment to the Corporation's Certificate of Incorporation effectuating a 1 for 10 reverse split of the Corporation's Common Stock. The shareholders, by consent and without solicitation of proxies, also approved the Amendment. Mr. Gordon Scott Venters and Dr. Harold K. Terry voted all of their shares (representing a majority of the total possible votes) in favor of the Amendment.

         The reverse split is scheduled to become effective on October 12, 2001. Each holder of shares of Common Stock who otherwise would be entitled to receive a fractional share will have their new shares rounded to the next full share.

         The new CUSIP Number for the Common Stock is 55916M 20 7. A new stock symbol will be assigned by the OTC Bulletin Board.


Item 7.  Exhibits

         3.3      Articles of Amendment to Certificate of Incorporation

         10.13 Articles of Amendment to Certificate of Designations, Preferences and Rights of Series A Preferred Stock


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      MAGICINC.COM

October 7, 2001                       By: /s/ Gordon Scott Venters
                                          ------------------------
                                           Gordon Scott Venters
                                           President and Chief Executive Officer


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